Exhibit 99.1

Company contact
Mr. Y. Tristan Kuo
Chief Financial Officer
China Biologic Products, Inc.
Telephone: +86 53 8620 2206
Email: IR@chinabiologic.com
www.chinabiologic.com

FOR RELEASE ON JULY 13, 2011 AT 4:30 p.m. EDT (NY)

China Biologic Notified That Guizhou Provincial Government Suspends Implementation of Plan Affecting Plasma Collection Stations

TAI’AN, China, July 13, 2011 /PRNewswire-Asia-FirstCall/ – China Biologic Products, Inc. (NASDAQ: CBPO) (“China Biologic,” or the “Company”), a leading plasma-based biopharmaceutical company in China, today announced that the Company has received oral notification from the Guizhou Provincial Health Department that the Guizhou Provincial Government has suspended the implementation of its recently issued “Plan for Guizhou Provincial Blood Collection Institutional Setting (2011-2014)” (the “Plan”). The Company also was asked to return its copy of the Plan to the Guizhou Provincial Health Department.

It is currently not clear what further action the Guizhou Provincial Government may take, including, among other things, revising the Plan, implementing the Plan, or revoking the Plan, and whether the Plan, if implemented, would cause no closures, fewer closures, or more closures of plasma collection stations located in Guizhou Province.

China Biologic’s 54% indirectly owned subsidiary, Guizhou Taibang Biological Technologies Co., Ltd., currently has 6 active plasma collection stations in the Guizhou Province. Among those 6 active stations, 3 are located in the counties included in the original Plan that would permit plasma collection stations (Pu Ding, Huang Ping, and Na Yong) and 3 are located in the counties that are not included in the original Plan (Dan Zhai, Wei Ning, and San Sui). The licenses for all 6 active plasma collection stations will expire at the end of July 2011.

About China Biologic Products, Inc.

China Biologic Products, Inc., through its indirect majority-owned subsidiaries, Shandong Taibang Biological Products Co., Ltd. and Guiyang Dalin Biologic Technologies Co., Ltd., and its equity investment in Xi’an Huitian Blood Products Co., Ltd., is currently one of the leading plasma-based biopharmaceutical companies in China.

The Company is a fully integrated biologic products company with plasma collection, production and manufacturing, research and development, and commercial operations. The Company’s plasma-based biopharmaceutical products are irreplaceable during medical emergencies and are used for the prevention and treatment of various diseases. The Company sells its products to hospitals and other healthcare facilities in China. Please see the Company’s website at www.chinabiologic.com for additional information.

Safe Harbor Statement

This news release includes forward-looking statements including, among others, those concerning the implementation of the Plan, further actions to be taken by the Guizhou Provincial Government and its expected effect on our financial performance, business operations, as well as all assumptions, expectations, predictions, intentions, or beliefs about future events. Forward-looking statements can in some cases be identified by the use of forward-looking terminology such as “anticipates,” “believes,” “expects,” “should,” “will,” or similar expressions. Factors that could cause actual results to differ materially from our forward-looking statements include potential closure of part or all of our plasma collection stations in Guizhou Province, our potential inability to find alternative sources of plasma, potential inability to pass inspection and obtain relicensing of these plasma collection stations at permitted sites, if any, potential inability to increase production at permitted sites, if any, potential inability to mitigate the financial consequences through cost cutting or other efficiencies, and potential addition regulatory restrictions on our operations. For a description of additional risks and uncertainties that may cause actual results to differ from the forward-looking statements contained in this news release, see our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), and our subsequent SEC filings. Copies of filings made with the SEC are available through the Company’s website at www.chinabiologic.com and through SEC’s website at www.sec.gov. Future business decisions are subject to change and the Company does not undertake to update the forward-looking statements contained in this news release except as required by law.

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